November 7, 2013

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS THIRD QUARTER 2013 EARNINGS

Diluted Earnings Per Share of $0.48
Hawaiian Electric Company Continues to Integrate Clean Energy Resources
American Savings Bank Delivers Solid Results
Board Declares Dividend of $0.31 Per Share

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2013 of $48.2 million, or $0.48 diluted earnings per share (EPS), compared to $47.7 million, or $0.49 diluted EPS for the third quarter of 2012.
“HEI continued to deliver solid results in the third quarter of 2013. Higher consolidated net income was driven by higher bank earnings which helped offset lower utility earnings. EPS declined by one cent due to an increased number of shares which were issued through our dividend reinvestment program to support the capital needs of Hawaiian Electric, Hawaii Electric Light and Maui Electric Company. In the first nine months of 2013, HEI’s three utilities have made local infrastructure investments totaling more than $235 million to ensure safe and reliable service as they integrate more clean energy,” said Constance H. Lau, HEI president and chief executive officer.
Through the first nine months of the year, more than 18% of the electricity used by the utilities’ customers came from renewable resources, ahead of the state’s 2015 goal of 15%. “Our goal is to ensure reliable electric service while pursuing more low-cost clean energy and decreasing the use of imported fossil fuel as quickly as possible. At the same time, we are committed to increasing efficiencies and are working hard to lower our customers’ electric bills,” said Lau.

“At American Savings Bank, year-over-year results were solid as we increased loans to customers at an annualized rate of 9.3% and improved credit quality resulted in a lower provision expense for loan losses helping to offset a challenging bank regulatory and interest rate environment,” said Lau.

HAWAIIAN ELECTRIC COMPANY CONTINUES INVESTMENTS TO INTEGRATE MORE CLEAN ENERGY AND BETTER SERVE CUSTOMERS
Hawaiian Electric Company’s1 net income for the third quarter of 2013 was $37.8 million compared to $38.4 million in the third quarter of 2012. The $0.6 million decline from the prior year was driven by the following items (on an after-tax basis):

•	$2 million higher depreciation expense resulting from additional infrastructure investments for improved reliability and the integration of more clean energy; and

•
$2 million higher operations and maintenance (O&M) expenses[2] compared to the same quarter last year largely due to the timing of overhauls and higher customer service expenses, partially offset by lower expenses for substation and generating station maintenance.

These were largely offset by (after-tax):

•
$2 million higher net revenues[3] compared to the third quarter of 2012 primarily due to additional recovery of costs, net of lower revenues related to the Maui Electric final rate case decision and lower fuel efficiency performance; and

______
1 Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.
2 Excludes expenses covered by surcharges or by third parties. In both the third quarter of 2013 and 2012, these expenses were $2 million.
3 Net revenues represent the after-tax impact of “Operating revenues” less the following operating expenses which are largely pass through items in revenues: “fuel oil”, “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company Consolidated Statements of Income.

Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

•
A favorable deferred income tax adjustment of $3 million recorded in the third quarter of 2013 compared to a favorable tax settlement of $1 million recorded in the third quarter of 2012, both related to prior years.

AMERICAN SAVINGS BANK CONTINUES TO DELIVER SOLID PERFORMANCE
American Savings Bank’s (American) net income for the third quarter of 2013 was $15.3 million compared to $15.9 million in the second, or linked, quarter of 2013 and $14.2 million in the third quarter of 2012.
Third quarter 2013 net income was $0.6 million lower than the linked quarter primarily driven by $1 million (after-tax) lower fees from other financial services as expected under the Durbin Amendment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which placed a cap on interchange fees that became effective for American on July 1, 2013. In the quarter, American completed the strategic sale of its credit card portfolio and launched a new, more competitive offering for its customers. Compared to the linked quarter (on an after-tax basis), the aggregate impact of the transaction was nominal as the net gain of less than $1 million in the third quarter of 2013 was roughly equivalent to the lower provision expense in the second quarter of 2013 related to the release of credit card reserves. For the full year, the net gain is expected to be largely offset by lower credit card-related income for the remainder of the year.
Compared to the third quarter of 2012, net income improved by $1.1 million. The increase was primarily driven by a lower provision for loan losses, a net gain on the sale of the credit card portfolio mentioned above and higher fee income on other financial products. These were largely offset by lower mortgage banking income and lower fees from other financial services due to the lower interchange fees mentioned above.
Overall, American achieved solid profitability in the third quarter of 2013 with a return on average equity of 12.1% and a return on average assets of 1.20%. American’s solid results enabled it to pay dividends of $10 million to HEI in the quarter while maintaining healthy capital levels.
Also, refer to the American news release issued on October 30, 2013.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $4.9 million in both the third quarter of 2013 and 2012.

BOARD DECLARES QUARTERLY DIVIDEND
On November 6, 2013, the board of directors maintained HEI’s quarterly cash dividend of 31 cents per share, payable on December 11, 2013, to shareholders of record at the close of business on November 20, 2013 (ex-dividend date is November 18, 2013). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid continuously since 1901. At the indicated annual dividend rate and the closing share price on November 6, 2013 of $26.90, HEI’s yield is 4.6%.

HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its third quarter 2013 earnings and 2013 EPS guidance on Thursday, November 7, 2013, at 12:00 p.m. Hawaii time (5:00 p.m. Eastern time). The event can be accessed through HEI’s website at www.hei.com or by dialing (877) 280-4960, passcode: 82443306 for the teleconference call. The presentation for the webcast will be on HEI’s website under the headings “Investor Relations,” “News & Events” and “Presentations & Webcasts.” HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing material information, as well as other important information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Also, at the Investor Relations section of HEI’s website, investors may sign up to receive e-mail alerts (based on each investor’s selected preferences). The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian

Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference call will also be available approximately two hours after the event through November 21, 2013, by dialing (888) 286-8010, passcode: 68694218.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2013 and March 31, 2013, respectively, and HEI’s subsequent periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2013	2012	2013	2012
Revenues
Electric utility	$766,115	$801,095	$2,216,076	$2,340,257
Bank	65,058	66,596	195,841	196,569
Other	56	29	106	22
Total revenues	831,229	867,720	2,412,023	2,536,848
Expenses
Electric utility	694,201	726,276	2,030,071	2,146,688
Bank	42,223	44,974	126,550	130,161
Other	4,706	4,768	12,276	13,075
Total expenses	741,130	776,018	2,168,897	2,289,924
Operating income (loss)
Electric utility	71,914	74,819	186,005	193,569
Bank	22,835	21,622	69,291	66,408
Other	(4,650)	(4,739)	(12,170)	(13,053)
Total operating income	90,099	91,702	243,126	246,924
Interest expense—other than on deposit liabilities and other bank borrowings	(20,304)	(20,020)	(59,705)	(58,758)
Allowance for borrowed funds used during construction	498	688	1,626	2,451
Allowance for equity funds used during construction	1,255	1,611	4,030	5,548
Income before income taxes	71,548	73,981	189,077	196,165
Income taxes	22,841	25,804	65,157	69,926
Net income	48,707	48,177	123,920	126,239
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$48,236	$47,706	$122,503	$124,822
Basic earnings per common share	$0.49	$0.49	$1.24	$1.29
Diluted earnings per common share	$0.48	$0.49	$1.23	$1.29
Dividends per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	99,204	97,157	98,670	96,674
Adjusted weighted-average shares	99,818	97,518	99,290	97,097
Net income (loss) for common stock by segment
Electric utility	$37,817	$38,375	$90,939	$95,051
Bank	15,276	14,208	45,350	44,274
Other	(4,857)	(4,877)	(13,786)	(14,503)
Net income for common stock	$48,236	$47,706	$122,503	$124,822
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$47,339	$49,292	$113,240	$128,269
Return on average common equity (twelve months ended)[1]			8.4%	10.1%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2013 and 2012 return on average common equity (twelve months ended September 30) were 9.9% and 10.5%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED BALANCE SHEETS (Unaudited)

(dollars in thousands)	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$215,042	$219,662
Accounts receivable and unbilled revenues, net	350,083	362,823
Available-for-sale investment and mortgage-related securities	535,264	671,358
Investment in stock of Federal Home Loan Bank of Seattle	93,413	96,022
Loans receivable held for investment, net	4,005,132	3,737,233
Loans held for sale, at lower of cost or fair value	5,829	26,005
Property, plant and equipment, net of accumulated depreciation of $2,173,583 in 2013 and $2,125,286 in 2012	3,776,305	3,594,829
Regulatory assets	890,419	864,596
Other	475,335	494,414
Goodwill	82,190	82,190
Total assets	$10,429,012	$10,149,132
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$206,803	$212,379
Interest and dividends payable	27,232	26,258
Deposit liabilities	4,310,842	4,229,916
Short-term borrowings—other than bank	131,341	83,693
Other bank borrowings	239,612	195,926
Long-term debt, net—other than bank	1,422,880	1,422,872
Deferred income taxes	493,662	439,329
Regulatory liabilities	337,720	322,074
Contributions in aid of construction	425,916	405,520
Defined benefit pension and other postretirement benefit plans liability	630,904	656,394
Other	512,342	526,613
Total liabilities	8,739,254	8,520,974
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 99,541,518 shares in 2013 and 97,928,403 shares in 2012	1,443,583	1,403,484
Retained earnings	247,568	216,804
Accumulated other comprehensive income (loss), net of taxes	(35,686)	(26,423)
Total shareholders’ equity	1,655,465	1,593,865
Total liabilities and shareholders’ equity	$10,429,012	$10,149,132
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Nine months ended September 30	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$123,920	$126,239
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	120,355	112,946
Other amortization	2,352	4,811
Provision for loan losses	953	9,504
Loans receivable originated and purchased, held for sale	(199,772)	(304,289)
Proceeds from sale of loans receivable, held for sale	223,221	302,844
Gain on sale of credit card portfolio	(2,251)	—
Change in deferred income taxes	60,580	82,582
Excess tax benefits from share-based payment arrangements	(469)	(65)
Allowance for equity funds used during construction	(4,030)	(5,548)
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	12,740	(30,610)
Decrease (increase) in fuel oil stock	24,332	(31,372)
Increase in regulatory assets	(53,314)	(57,793)
Decrease in accounts, interest and dividends payable	(21,708)	(5,905)
Decrease in prepaid and accrued income taxes and utility revenue taxes	(19,212)	(5,121)
Contributions to defined benefit pension and other postretirement benefit plans	(62,279)	(64,006)
Other increase in defined benefit pension and other postretirement benefit plans liability	61,770	49,950
Change in other assets and liabilities	(20,462)	(62,563)
Net cash provided by operating activities	246,726	121,604
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(39,721)	(146,794)
Principal repayments on available-for-sale investment and mortgage-related securities	84,487	104,310
Proceeds from sale of available-for-sale investment and mortgage-related securities	71,367	3,548
Net increase in loans held for investment	(293,996)	(75,982)
Proceeds from sale of real estate acquired in settlement of loans	8,777	9,659
Capital expenditures	(247,392)	(225,961)
Contributions in aid of construction	23,633	33,106
Proceeds from sale of credit card portfolio	26,386	—
Other	3,035	865
Net cash used in investing activities	(363,424)	(297,249)
Cash flows from financing activities
Net increase in deposit liabilities	80,926	56,756
Net increase in short-term borrowings with original maturities of three months or less	47,648	13,398
Net decrease in retail repurchase agreements	(6,314)	(22,011)
Proceeds from other bank borrowings	120,000	—
Repayments of other bank borrowings	(70,000)	—
Proceeds from issuance of long-term debt	50,000	457,000
Repayment of long-term debt	(50,000)	(368,500)
Excess tax benefits from share-based payment arrangements	469	65
Net proceeds from issuance of common stock	18,383	16,881
Common stock dividends	(73,584)	(71,966)
Preferred stock dividends of subsidiaries	(1,417)	(1,417)
Other	(4,033)	(6,314)
Net cash provided by financing activities	112,078	73,892
Net decrease in cash and cash equivalents	(4,620)	(101,753)
Cash and cash equivalents, beginning of period	219,662	270,265
Cash and cash equivalents, end of period	$215,042	$168,512
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands)	2013	2012	2013	2012
Operating revenues	$763,933	799,203	2,208,923	$2,334,826
Operating expenses
Fuel oil	283,360	327,173	877,738	986,076
Purchased power	194,861	186,699	526,669	539,840
Other operation	72,008	70,441	209,615	196,806
Maintenance	31,513	30,368	88,555	91,641
Depreciation	38,995	35,941	115,865	108,556
Taxes, other than income taxes	72,382	74,850	208,828	222,149
Income taxes	18,928	22,352	51,356	58,291
Total operating expenses	712,047	747,824	2,078,626	2,203,359
Operating income	51,886	51,379	130,297	131,467
Other income
Allowance for equity funds used during construction	1,255	1,611	4,030	5,548
Other, net	1,099	1,087	4,351	3,810
Income tax expense	(129)	(42)	(420)	(137)
Total other income	2,225	2,656	7,961	9,221
Interest and other charges
Interest on long-term debt	14,615	14,694	43,843	44,400
Amortization of net bond premium and expense	646	870	1,940	2,276
Other interest charges (credits)	1,033	286	1,666	(84)
Allowance for borrowed funds used during construction	(498)	(688)	(1,626)	(2,451)
Total interest and other charges	15,796	15,162	45,823	44,141
Net income	38,315	38,873	92,435	96,547
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	38,087	38,645	91,749	95,861
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$37,817	$38,375	$90,939	$95,051
Comprehensive income attributable to Hawaiian Electric	$37,834	$38,452	$90,991	$95,280
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,807	1,796	5,100	5,205
Hawaii Electric Light	275	274	803	810
Maui Electric	294	292	843	855
	2,376	2,362	6,746	6,870
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	70.6	70.8	68.6	68.7
Cooling degree days (Oahu)	1,468	1,419	3,371	3,430
Average fuel oil cost per barrel	$127.42	$139.68	$130.15	$139.65
			Twelve months ended September 30
Return on average common equity (%) (simple average)[1]			2013	2012
Hawaiian Electric			6.69	9.40
Hawaii Electric Light			5.41	7.53
Maui Electric			6.79	7.14
Hawaiian Electric Consolidated			6.46	8.64
This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

[1]
On a core basis, the 2013 and 2012 return on average common equity (twelve months ended September 30) were 8.5% and 10.0%, respectively for Hawaiian Electric;  6.6% and 7.5%, respectively for Hawaii Electric Light; 8.2% and 7.1%, respectively for Maui Electric and 8.1% and 9.0% respectively, for Hawaiian Electric Consolidated. See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries CONSOLIDATED BALANCE SHEETS (Unaudited)

(dollars in thousands, except par value)	September 30, 2013	December 31, 2012
Assets
Utility plant, at cost
Land	$51,834	$51,568
Plant and equipment	5,593,801	5,364,400
Less accumulated depreciation	(2,093,575)	(2,040,789)
Construction in progress	151,077	151,378
Net utility plant	3,703,137	3,526,557
Current assets
Cash and cash equivalents	25,185	17,159
Customer accounts receivable, net	187,704	210,779
Accrued unbilled revenues, net	139,901	134,298
Other accounts receivable, net	9,174	28,176
Fuel oil stock, at average cost	137,087	161,419
Materials and supplies, at average cost	59,434	51,085
Prepayments and other	45,376	32,865
Regulatory assets	45,723	51,267
Total current assets	649,584	687,048
Other long-term assets
Regulatory assets	844,696	813,329
Unamortized debt expense	9,674	10,554
Other	62,667	71,305
Total other long-term assets	917,037	895,188
Total assets	$5,269,758	$5,108,793
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 14,665,264 shares)	$97,788	$97,788
Premium on capital stock	468,045	468,045
Retained earnings	937,029	907,273
Accumulated other comprehensive loss, net of income tax benefits-retirement benefit plans	(918)	(970)
Common stock equity	1,501,944	1,472,136
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,147,880	1,147,872
Total capitalization	2,684,117	2,654,301
Current liabilities
Short-term borrowings from non-affiliates	73,246	—
Accounts payable	180,957	186,824
Interest and preferred dividends payable	22,397	21,092
Taxes accrued	233,453	251,066
Other	78,534	62,879
Total current liabilities	588,587	521,861
Deferred credits and other liabilities
Deferred income taxes	478,601	417,611
Regulatory liabilities	329,131	322,074
Unamortized tax credits	71,038	66,584
Defined benefit pension and other postretirement benefit plans liability	596,240	620,205
Other	96,128	100,637
Total deferred credits and other liabilities	1,571,138	1,527,111
Contributions in aid of construction	425,916	405,520
Total capitalization and liabilities	$5,269,758	$5,108,793

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

Nine months ended September 30,	2013	2012
(in thousands)
Cash flows from operating activities
Net income	$92,435	$96,547
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	115,865	108,556
Other amortization	2,470	4,074
Change in deferred income taxes	48,014	82,717
Change in tax credits, net	4,510	3,642
Allowance for equity funds used during construction	(4,030)	(5,548)
Changes in assets and liabilities
Decrease (increase) in accounts receivable	42,077	(36,907)
Decrease (increase) in accrued unbilled revenues	(5,603)	5,736
Decrease (increase) in fuel oil stock	24,332	(31,372)
Increase in materials and supplies	(8,349)	(7,305)
Increase in regulatory assets	(53,314)	(57,793)
Decrease in accounts payable	(22,974)	(3,481)
Decrease in prepaid and accrued income taxes and utility revenue taxes	(15,416)	(20,665)
Contributions to defined benefit pension and other postretirement benefit plans	(60,876)	(62,417)
Other increase in defined benefit pension and other postretirement benefit plans liability	62,364	49,861
Change in other assets and liabilities	(10,195)	(45,633)
Net cash provided by operating activities	211,310	80,012
Cash flows from investing activities
Capital expenditures	(237,869)	(220,970)
Contributions in aid of construction	23,633	33,106
Other	427	—
Net cash used in investing activities	(213,809)	(187,864)
Cash flows from financing activities
Common stock dividends	(61,183)	(54,783)
Preferred stock dividends of Hawaiian Electric and subsidiaries	(1,496)	(1,496)
Proceeds from issuance of long-term debt	—	457,000
Repayment of long-term debt	—	(368,500)
Net increase in short-term borrowings from non-affiliates and affiliate with original maturities of three months or less	73,246	44,719
Other	(42)	(2,172)
Net cash provided by financing activities	10,525	74,768
Net increase (decrease) in cash and cash equivalents	8,026	(33,084)
Cash and cash equivalents, beginning of period	17,159	48,806
Cash and cash equivalents, end of period	$25,185	$15,722

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in Hawaiian Electric’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and the consolidated financial statements and the notes thereto in Hawaiian Electric's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. STATEMENTS OF INCOME DATA (Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2013	June 30, 2013	September 30, 2012	2013	2012
Interest and dividend income
Interest and fees on loans	$43,337	$43,624	$43,880	$129,564	$133,241
Interest and dividend on investment and mortgage-related securities	3,025	3,234	3,432	9,723	10,534
Total interest and dividend income	46,362	46,858	47,312	139,287	143,775
Interest expense
Interest on deposit liabilities	1,262	1,296	1,540	3,870	5,015
Interest on other borrowings	1,206	1,178	1,201	3,548	3,676
Total interest expense	2,468	2,474	2,741	7,418	8,691
Net interest income	43,894	44,384	44,571	131,869	135,084
Provision for loan losses	54	(959)	3,580	953	9,504
Net interest income after provision for loan losses	43,840	45,343	40,991	130,916	125,580
Noninterest income
Fees from other financial services	5,728	7,996	7,674	21,367	22,474
Fee income on deposit liabilities	4,819	4,433	4,527	13,566	13,127
Fee income on other financial products	2,714	1,780	1,660	6,288	4,741
Mortgage banking income	1,547	2,003	4,077	6,896	8,297
Gain on sale of securities	—	1,226	—	1,226	134
Other income	3,888	1,731	1,346	7,211	4,021
Total noninterest income	18,696	19,169	19,284	56,554	52,794
Noninterest expense
Compensation and employee benefits	20,564	20,063	18,684	60,715	56,026
Occupancy	4,208	4,219	4,400	12,550	12,866
Data processing	2,168	2,827	2,644	7,982	7,244
Services	2,424	2,328	3,062	6,855	7,066
Equipment	1,825	1,870	1,762	5,469	5,299
Other expense	8,539	8,500	8,096	24,634	22,909
Total noninterest expense	39,728	39,807	38,648	118,205	111,410
Income before income taxes	22,808	24,705	21,627	69,265	66,964
Income taxes	7,532	8,786	7,419	23,915	22,690
Net income	$15,276	$15,919	$14,208	$45,350	$44,274
Comprehensive income	$14,107	$7,340	$15,517	$36,931	$46,872
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.20	1.25	1.15	1.19	1.19
Return on average equity	12.13	12.56	11.24	11.99	11.81
Return on average tangible common equity	14.50	15.00	13.41	14.33	14.14
Net interest margin	3.73	3.79	3.92	3.77	3.98
Net charge-offs to average loans outstanding	—	0.08	0.35	0.06	0.27
Efficiency ratio	63	62	60	62	59
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.33	1.56	1.73
Allowance for loan losses to loans outstanding	1.01	1.04	1.06
Tier-1 leverage ratio *	9.3	9.3	9.3
Total risk-based capital ratio *	12.5	12.5	12.9
Tangible common equity to total assets	8.36	8.42	8.72
Dividend paid to HEI (via ASHI) ($ in millions)	10	10	10
* Regulatory basis
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. BALANCE SHEETS DATA (Unaudited)

(in thousands)	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$189,524	$184,430
Available-for-sale investment and mortgage-related securities	535,264	671,358
Investment in stock of Federal Home Loan Bank of Seattle	93,413	96,022
Loans receivable held for investment	4,046,184	3,779,218
Allowance for loan losses	(41,052)	(41,985)
Loans receivable held for investment, net	4,005,132	3,737,233
Loans held for sale, at lower of cost or fair value	5,829	26,005
Other	248,020	244,435
Goodwill	82,190	82,190
Total assets	$5,159,372	$5,041,673

Liabilities and shareholder’s equity
Deposit liabilities—noninterest-bearing	$1,205,526	$1,164,308
Deposit liabilities—interest-bearing	3,105,316	3,065,608
Other borrowings	239,612	195,926
Other	102,172	117,752
Total liabilities	4,652,626	4,543,594

Common stock	335,448	333,712
Retained earnings	195,113	179,763
Accumulated other comprehensive income (loss), net of taxes	(23,815)	(15,396)
Total shareholder’s equity	506,746	498,079
Total liabilities and shareholder’s equity	$5,159,372	$5,041,673

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2012 and HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric management use certain non-GAAP measures to evaluate the performance of the utility and HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings for both the utility and HEI consolidated and the corresponding adjusted return on average common equity (ROACE).
The reconciling adjustments from GAAP earnings to core earnings are limited to the settlement charges for the partial write-off of utility assets in 2012 and 2011. For more information on the settlement charge recorded in 2012, see the Form 8-K filed on March 20, 2013.
Management does not consider these items to be representative of the company’s fundamental core earnings.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
	Net Income
	Twelve months ended
	September 30,
(in millions)	2013	2012
GAAP (as reported)	$136.3	$159.0
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	—
Settlement agreement for the partial writedown of the East Oahu Transmission Project (EOTP) Phase I costs	—	5.7
Non-GAAP (core)	$160.8	$164.8
Note: Columns may not foot due to rounding
	Twelve months ended
	September 30,
Other measures:	2013	2012
Return on average common equity (ROACE) (simple average):
Based on GAAP	8.4%	10.1%
Based on non-GAAP (core)[2]	9.9%	10.5%
1 U.S. Generally Accepted Accounting Principles.
[2] Calculated as core net income divided by average GAAP common equity.

Hawaiian Electric Company, Inc. and Subsidiaries
RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
(Unaudited)
	Net Income
	Twelve months ended
	September 30,
(in millions)	2013	2012
GAAP (as reported)	$95.2	$120.9
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	24.4	—
Settlement agreement for the partial writedown of the EOTP Phase I costs	—	5.7
Non-GAAP (core)	$119.6	$126.6
Note: Columns may not foot due to rounding
	Twelve months ended
	September 30,
Other measures:	2013	2012
Return on average common equity (ROACE) (simple average):
Based on GAAP	6.5%	8.6%
Based on non-GAAP (core)[2]	8.1%	9.0%

	Hawaiian Electric		Hawaii Electric Light		Maui Electric
	Net Income		Net Income		Net Income
	Twelve months ended		Twelve months ended		Twelve months ended
	September 30,		September 30,		September 30,
(in millions)	2013	2012	2013	2012	2013	2012
GAAP (as reported)	$63.9	$82.6	$15.1	$21.3	$16.1	$17.0
Excluding special items (after-tax):
Settlement agreement for the partial writedown of certain utility assets	17.7	—	3.4	—	3.4	—
Settlement agreement for the partial writedown of the EOTP Phase I costs	—	5.7	—	—	—	—
Non-GAAP (core)	$81.6	$88.3	$18.5	$21.3	$19.5	$17.0
Note: Columns may not foot due to rounding
	Twelve months ended		Twelve months ended		Twelve months ended
	September 30,		September 30,		September 30,
Other measures:	2013	2012	2013	2012	2013	2012
Return on average common equity (ROACE) (simple average):
Based on GAAP	6.7%	9.4%	5.4%	7.5%	6.8%	7.1%
Based on non-GAAP (core)[2]	8.5%	10.0%	6.6%	7.5%	8.2%	7.1%
1 U.S. Generally Accepted Accounting Principles.
[2] Calculated as core net income divided by average GAAP common equity.